UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

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International Absorbents Inc.

 (Exact name of registrant as specified in its charter)

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Province of British Columbia, Canada	1-31642	98-0487410
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA V7K 1S8

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 604 681-6181

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreements

On December 30, 2008, Absorption Corp. (“Absorption”), a Nevada corporation and a wholly-owned subsidiary of International Absorbents Inc. (the “Company”), based on the recommendation and approval of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), entered into Amended and Restated Employment Agreements (the “Employment Agreements”) with certain executive officers of the Company and of Absorption. The amendments were made to address requirements of Section 409A of the Internal Revenue Code (“Section 409A”), which governs nonqualified deferred compensation. The Employment Agreements are with David H. Thompson, Chief Financial Officer of the Company and of Absorption, Douglas E. Ellis, President and Chief Operations Officer of Absorption, and Shawn M. Dooley, Vice President of Sales and Marketing of Absorption, and are attached hereto as Exhibits 10.1 through 10.3, respectively.

These amendments incorporate the following revisions and clarifications, among others: (i) a fixed schedule for severance payments, generally requiring that such payments be made in equal installments over a period of 24 months following termination; (ii) a fixed date upon which bonus payments will be made each year, including bonus payments for a partial year of service, if any; (iii) if any separation payments constitute “deferred compensation” payable to a “specified employee” (as both terms are defined under Section 409A), then to the extent required under Section 409A such payments must be delayed until the earlier of the date of death or the expiration of a period of six months; and (iv) revised definitions of certain terms, such as “disability,” “separation,” and termination for “good reason.” None of the foregoing amendments is expected to result in a material increase in compensation or benefits for any executive officer.

Performance Award Agreements

The Compensation Committee adopted and approved two forms of Performance Award Agreement for Restricted Stock Units under the Company’s 2003 Omnibus Incentive Plan. The first form agreement is for awards made during a particular Company fiscal year with vesting criteria that include Company performance with respect to such fiscal year (“RSU Form 1”, attached hereto as Exhibit 10.4). The second form agreement is for awards made during a particular Company fiscal year with vesting criteria that include Company performance with respect to one or more subsequent Company fiscal years (“RSU Form 2”, attached hereto as Exhibit 10.5).

Additionally, on December 30, 2008, the Company entered into definitive Performance Award Agreements for Restricted Stock Units with Gordon L. Ellis, Chief Executive Officer and President of the Company, David H. Thompson, Douglas E. Ellis, and Shawn M. Dooley, which memorialize the grants of restricted stock units (“RSUs”) made on September 17, 2008 and reported in Item 5 of the Company’s Form 10-Q for the quarterly period ended October 31, 2008, filed with the Securities and Exchange Commission on December 15, 2008. Such definitive agreements memorialize the September 17, 2008 RSU grants on the following terms:

Each agreement reflecting the first grant of 9,390 RSUs to each of the four officers listed above was entered into on RSU Form 1 and vests as follows in four alternative scenarios: (i) One-third of the RSUs underlying the grant vest on January 31, 2010 only if the Company’s weighted-average return on invested capital (“ROIC”) for fiscal year 2009 is greater than 11.5% and less than 11.8%; or (ii) two-thirds of the RSUs underlying the grant vest on January 31, 2010 only if the ROIC for fiscal year 2009 is greater than or equal to 11.8% and less than 12.1%; or (iii) all of the RSUs underlying the grant will vest on January 31, 2010 only if the ROIC for fiscal year 2009 is greater than or equal to 12.1%; or (iv) no RSUs underlying the grant will vest if the ROIC for the 2009 fiscal year is 11.5% or less. RSUs incapable of vesting due to failure to meet an associated ROIC target are forfeited on the Determination Date, as defined in RSU Form 1. RSUs are also forfeited if the recipient fails to meet the continuous service requirement, as set forth in RSU Form 1.

Each agreement reflecting the second grant of 9,390 RSUs to each of the four officers listed above was entered into on RSU Form 2 and vests as follows: (i) One-half of the RSUs underlying the grant vest on the Determination Date (as defined in RSU Form 2) with respect to fiscal year 2010 only if the ROIC for such fiscal year exceeds 12.6%; and (ii) one-half of the RSUs underlying the grant vest on the Determination Date with respect to fiscal year 2011 only if the ROIC for such fiscal year exceeds 14.6%. RSUs incapable of vesting due to failure to meet an associated ROIC target are forfeited on the applicable Determination Date. RSUs are also forfeited if the recipient fails to meet the continuous service requirement, as set forth in RSU Form 2.

Once vested, settlement of the RSU rights occurs on the applicable vesting date. Thus, each vested RSU is converted into Company common stock on the vesting date on a one-for-one basis (or cash equivalent, as described in RSU Form 1 and RSU Form 2).

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

No.	Exhibit

10.1	Amended and Restated Employment Agreement dated as of December 30, 2008, between Absorption Corp. and David H. Thompson.

10.2	Amended and Restated Employment Agreement dated as of December 30, 2008, between Absorption Corp. and Douglas E. Ellis.

10.3	Amended and Restated Employment Agreement dated as of December 30, 2008 between Absorption Corp. and Shawn M. Dooley.

10.4	Form of Performance Award Agreement for Restricted Stock Units (Performance-based award for fiscal year ending January 31, ____).

10.5	Form of Performance Award Agreement for Restricted Stock Units (Annual award for fiscal year(s) ending January 31, ____).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

/s/ Gordon L. Ellis
Gordon L. Ellis
Chairman of the Board of Directors, President and Chief Executive Officer

Date: December 31, 2008